EXHIBIT 10.8

FORM OF

INVESTMENT AGREEMENT

This Investment Agreement (this “Agreement”) is made and entered into as of May ___, 2017, by and between IDdriven, Inc., a Nevada corporation (the “Company”) and [__] (“Purchaser”).

RECITALS

A. The Company has authorized and filed the Certificate of Designation, Preferences, and Rights of Series B Preferred Stock with the Nevada Secretary of State on May 11, 2017 (the “Series B Preferred” and the “Certificate”);

B. The Company has authorized the sale and issuance of 1,500,000 shares of the Series B Preferred (the “Shares”), a portion of which will be issued and sold to Purchaser pursuant to this Agreement;

B. Purchaser, the [__] of the Company, desires to purchase the Shares on the terms and conditions set forth herein and to provide further consideration in exchange for the Company filing the Certificate with the Nevada Secretary of State; and

C. The Company desires to issue and sell the Shares on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase. The undersigned Purchaser hereby subscribes for 500,000 shares of the Series B Preferred, ownership of which shall vest immediately, in exchange for $500.00 (the “Purchase Price”) payable to the Company at Closing (defined below).

2. Closing. The closing of the sale and purchase of the Shares and other transactions contemplated hereby will take place at a time or place as the Company and Purchaser may mutually agree (the “Closing”).

3. Transactions to be Effected at the Closing.

3.1 At the Closing, Purchaser will deliver to Company:

(a) The Purchase Price to the account designated by the Company; and

(b) All other agreements, documents, instruments, and certificates required to be delivered to the Company pursuant to this Agreement.

3.2 At the Closing, the Company will deliver to Purchaser:

(a) A fully signed copy of this Agreement which shall evidence the Shares, free and clear of any liens and encumbrances; and

(b) all other agreements, documents, instruments, and certificates required to be delivered to Purchaser pursuant to this Agreement.

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4. Status as an Officer, Director and Current Shareholder. The Purchaser hereby acknowledges that [__] of the Company.

5. Representations and Warranties. The Purchaser hereby represents and warrants to the Company as follows:

5.1 Investment Purposes. The Purchaser is acquiring the Shares for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the amount of restricted Shares the Purchaser is acquiring herein. Further, the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the restricted Shares the Purchaser is acquiring.

5.2 Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, and are being sold in reliance upon a specific exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

5.3 No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

5.4 Legends. The Purchaser understands that the Shares may bear one or all of the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

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5.5 Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

6. Binding Agreement. The Purchaser agrees that the Purchaser may not cancel, terminate or revoke this Agreement or any agreement of the Purchaser made hereunder, and that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon the heirs, successors, assigns, executors, administrators, guardians, conservators or personal representatives of the Purchaser.

7. Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid to Purchaser at the address set forth below and to the Company at the address set forth below, or at such other place as the Company may designate by written notice to Purchaser.

8. Applicable Law. This Agreement and all amendments hereto shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

IDdriven, Inc.:

By:
Name: Arend D. Verweij
Title: Chief Executive Officer

[__]

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